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Exhibit 5.7

CHC Helicopter Corporation Hangar #1 St. John's Airport Newfoundland, Canada A1C 5V5	Jachthavenweg 121 1081 KM Amsterdam P.O. Box 75265 1070 AG Amsterdam The Netherlands
Shearman & Sterling LLP 599 Lexington Avenue New York, N.Y. 10022-6069 United States of America	T +31 20 6789 123 F +31 20 6789 589
Date 21 July 2004 Your ref. — Our ref. 30.000.908 Subject CHC Netherlands B.V.

Dear Sirs and Mesdames,

        We, Van Doorne N.V., have acted as special legal advisers to CHC Netherlands B.V. for the purpose of rendering a legal opinion on certain matters of Dutch law in connection with the preparation and filing with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the "Securities Act") of a registration statement on form F-4 (the "Registration Statement").

        The Registration Statement relates to the offer by CHC Helicopter Corporation to exchange (the "Exchange Offer") its outstanding unregistered USD 250,000,000 aggregate principal amount of 7 3/8% Senior Subordinated Notes due 2014 (the "Outstanding Notes") for its USD 250,000,000 principal amount of 7 3/8% Senior Subordinated Exchange Notes due 2014 (the "Exchange Notes") that will be registered under the Securities Act, as set out in the prospectus forming a part of the Registration Statement.

        The Exchange Notes will be issued under the Indenture dated as of 27 April 2004 (the "Indenture") among the Company, the Guarantors (as such term is defined in the Indenture) amongst which CHC Netherlands B.V., Schreiner Luchtvaart Groep B.V., Capital Aviation Services B.V., Schreiner Aircraft Maintenance B.V., Luchtvaartmaatschappij Schreiner Airways B.V., Schreiner Onroerend Goed B.V., Schreiner Northsea Helicopters B.V., Handelsmaatschappij Schreiner & Co B.V. and Schreiner Northsea Helicopters C.V. (collectively the "Dutch Entities" and individually a "Dutch Entity") and Bank of New York as Trustee.

        For the purpose of this legal opinion we have examined and relied on the documents listed in the Schedule (the "Documents") and such other documents as we in our absolute discretion have deemed relevant.

        Unless otherwise defined in this legal opinion (including the Schedule) or unless the context otherwise requires, words and expressions defined in the Registration Statement will have the same meaning when used in this legal opinion.

        In connection with our examination and in giving the opinions expressed below we have assumed:

  a)
  the genuineness of the signatures on the Documents, the authenticity and completeness of the Documents submitted to us as originals, the conformity to the original documents of any Documents submitted to us as drafts, (electronic or hard) copies or translations and the authenticity and completeness of the original documents;

  b)
  the legal capacity (handelingsbekwaamheid) of natural persons acting on behalf of any of the parties to the Transaction Documents;

  c)
  the due incorporation, valid existence and good standing (where such concept is relevant) and the corporate power and authority of, the due authorisation and execution of the Transaction Documents by, each of the parties thereto (other than the Dutch Entities) under any applicable law (other than Dutch law) and the due delivery of the Transaction Documents under any applicable law in which such concept is relevant;

  d)
  the execution of the Indenture on behalf of the Dutch Companies:

  (i)
  in the case of CHC Netherlands B.V. by (i) Mr. J.M. Zurel, acting individually as Managing Director of CHC Netherlands B.V. or (ii) by any one of Mr. S. Allard and Mr. J.M. Zurel, acting individually as attorney on behalf of CHC Netherlands B.V. pursuant to the power of attorney incorporated in the CHC Management Board Resolutions;

  (ii)
  in the case of Schreiner Luchtvaart Groep B.V. by (i) Mr. H.W. Verloop, acting individually as Managing Director of Schreiner Luchtvaart Groep B.V. or (ii) by any one of Mr. S. Allard and Mr. J.M. Zurel, acting individually as attorney on behalf of Schreiner Luchtvaart Groep B.V. pursuant to the power of attorney incorporated in the SLG Management Board Resolutions;

  (iii)
  in the case of Capital Aviation Services B.V. by (i) Schreiner Luchtvaart Groep B.V., acting individually as Managing Director of Capital Aviation Services B.V. or (ii) by any one of Mr. S. Allard and Mr. J.M. Zurel, acting individually as attorney on behalf of Capital Aviation Services B.V. pursuant to the power of attorney incorporated in the CAS Management Board Resolutions;

  (iv)
  in the case of Schreiner Aircraft Maintenance B.V. by (i) any one of Schreiner Luchtvaart Groep B.V. and Mr. G. Wijntje, acting individually as Managing Director of Schreiner Aircraft Maintenance B.V. or (ii) by any one of Mr. S. Allard and Mr. J.M. Zurel, acting individually as attorney on behalf of Schreiner Aircraft Maintenance B.V. pursuant to the power of attorney incorporated in the SAM Management Board Resolutions;

  (v)
  in the case of Luchtvaartmaatschappij Schreiner Airways B.V. by (i) any one of Schreiner Luchtvaart Groep B.V. and Mr. H.W. Verloop, acting individually as Managing Director of Luchtvaartmaatschappij Schreiner Airways B.V. or (ii) by any one of Mr. S. Allard and Mr. J.M. Zurel, acting individually as attorney on behalf of Luchtvaartmaatschappij Schreiner Airways B.V. pursuant to the power of attorney incorporated in the LSA Management Board Resolutions;

  (vi)
  in the case of Schreiner Onroerend Goed B.V. by (i) Schreiner Luchtvaart Groep B.V., acting individually as Managing Director of Schreiner Onroerend Goed B.V. or (ii) by any one of Mr. S. Allard and Mr. J.M. Zurel, acting individually as attorney on behalf of Schreiner Onroerend Goed B.V. pursuant to the power of attorney incorporated in the SOG Management Board Resolutions;

  (vii)
  in the case of Schreiner Northsea Helicopters B.V. by (i) any one of Schreiner Luchtvaart Groep B.V. and Mr. H.W. Verloop, acting individually as Managing Director of Schreiner Northsea Helicopters B.V. or (ii) by any one of Mr. S. Allard and Mr. J.M. Zurel, acting individually as attorney on behalf of Schreiner Northsea Helicopters B.V. pursuant to the power of attorney incorporated in the SNH Management Board Resolutions;

  (viii)
  in the case of Handelmaatschappij Schreiner & Co B.V. by (i) any one of Schreiner Luchtvaart Groep B.V. and Mr. A.J. Nolten, acting individually as Managing Director of

      Handelmaatschappij Schreiner & Co B.V. or (ii) by any one of Mr. S. Allard and Mr. J.M. Zurel, acting individually as attorney on behalf of Handelmaatschappij Schreiner & Co B.V. pursuant to the power of attorney incorporated in the HSC Management Board Resolutions;

    (ix)
    in the case of Schreiner Northsea Helicopters C.V. by (i) Schreiner Northsea Helicopters B.V., acting individually as General Partner (beherend vennoot) of Schreiner Northsea Helicopters C.V. or (ii) by any one of Mr. S. Allard and Mr. J.M. Zurel, acting individually as attorney on behalf of Schreiner Northsea Helicopters C.V. pursuant to the power of attorney incorporated in the SNHCV General Partner Resolutions;

  e)
  the due compliance with all matters of, and the validity, binding effect and enforceability of the Transaction Documents under, any applicable law (other than Dutch law) and in any jurisdiction (other than The Netherlands) in which any obligation under the Transaction Documents is to be performed;

  f)
  the validity under foreign law of the choice of such foreign law to govern the Indenture, the validity and binding effect under foreign law of the submission by the Dutch Entities in the Indenture to the jurisdiction of foreign courts and the correct application by the Dutch courts (if such courts would have jurisdiction) of foreign law;

  g)
  the accuracy, completeness, validity and binding effect of the Corporate Documents and the matters certified or evidenced thereby;

  h)
  that none of the Dutch Entities has been dissolved, has been declared bankrupt, has been granted a (provisional) suspension of payments, is not subject to special measures (bijzondere voorzieningen) or emergency regulations (noodregeling) under the Act on the Supervision of the Credit System 1992 (Wet toezicht kredietwezen 1992) and that no resolution for the dissolution (ontbinding) of any Dutch Entity has been taken, no application has been made for the bankruptcy (faillissement) or the (provisional) suspension of payments (surséance van betaling) of a Dutch Entity, no foreign insolvency proceedings have commenced in respect of any of the Dutch Entities and no order for the administration of assets of any Dutch Entity has been made;

  i)
  that any foreign law which may be applied under the The Hague Convention on the Law applicable to Agency of 14 March 1978 does not affect the authority contained in the Management Board Resolutions or the Power of Attorney;

  j)
  the due compliance by each Dutch Entity with any obligation imposed upon it under the Reporting Instructions relating to the Balance of Payments Reporting 2003 (Rapportagevoorschriften betalingsbalansrapportage 2003) issued by the Dutch Central Bank pursuant to Article 7 of the External Financial Relations Act 1994 (Wet financiële betrekkingen buitenland 1994);

  k)
  that none of the parties to the Transaction Documents is subject to, controlled by or otherwise connected with a person, organisation or country which is subject to United Nations, European Union or Dutch sanctions implemented or effective in The Netherlands under or pursuant to the Sanction Act 1977 (Sanctiewet 1977), the Economic Offences Act (Wet economische delicten), the Import and Export Act (In- en Uitvoerwet) or Regulations of the European Union;

  l)
  that the proceeds of the Exchange Notes will not be used to refinance any costs relating to the acquisition of Schreiner Luchtvaart Groep B.V. or any of its Dutch or foreign subsidiaries;

  m)
  that there are no contractual or other restrictions binding on any of the Dutch Entities which would affect this legal opinion and that any foreign law which may apply with respect to any of the Documents or the transactions contemplated therein would not be such as to affect this legal opinion;

        This legal opinion is given only with respect to Dutch law in force as at the date hereof and as applied and generally interpreted on the basis of case-law published as at the date hereof. We do not express any opinion on matters of fact or the completeness or accuracy of the representations or warranties contained in or made pursuant to the Transaction Documents. In addition, we do not express any opinion on matters of foreign law, international law (including the law of the European Union), tax law (except for any specific tax opinions contained herein) and anti-trust and competition law. No opinion is given on commercial, accounting or non-legal matters or on the ability of the parties to meet their financial or other obligations under the Transaction Documents. We do not assume any obligation to advise you (or any other person entitled to rely on this legal opinion) of subsequent changes in Dutch law or in the interpretation thereof.

        Based on and subject to the foregoing and subject to the qualifications set out below and matters of fact, documents or events not disclosed to us, we express the following opinions:

  Each Dutch Entity has taken all corporate action necessary to authorise the execution of the Indenture, the performance of its obligations thereunder and the consummation of the transactions contemplated therein.

  The Indenture has been duly executed on behalf of each Dutch Entity which is a party thereto and constitutes valid and legally binding obligations of such Dutch Entity enforceable in accordance with their respective terms.

        The opinions expressed above are subject to the following qualifications:

  (A)
  Our opinions expressed herein are subject to and limited by applicable Dutch or foreign bankruptcy, suspension of payment, insolvency, reorganisation and other laws relating to or affecting the rights of creditors or secured creditors generally.

  (B)
  Under the rules of Dutch private international law (and those of the Convention on the Law Applicable to Contractual Relations of 19 June 1980 (the "Rome Convention")) in applying the laws of the State of New York as the law governing the Indenture the Dutch courts (i) may give effect to the mandatory rules of the law of another country with which the situation has a close connection, if and insofar as under the law of that other country those rules must be applied whatever the law applicable to the contract (Article 7 of the Rome Convention) and (ii) may refuse the application of a term or condition of the Foreign Law Documents or a rule of foreign law applicable thereto under the Rome Convention, if that application is manifestly incompatible with Dutch public policy (Article 16 of the Rome Convention).

  (C)
  The term "enforceable" used in the opinions above means that the obligations assumed by the relevant party under the relevant document are of a type which the Dutch courts generally enforce and does not mean that those obligations will be necessarily enforced in accordance with their terms under all circumstances. In particular, the availability in the Dutch courts of remedies, such as injunction and specific performance is at the discretion of the Dutch courts. The enforcement in The Netherlands of the Indenture is subject to the Dutch rules of civil procedure as applied by the Dutch courts.

  (D)
  Foreign currency amounts claimed in a (provisional) suspension of payments or a bankruptcy will be converted into euro for enforcement purposes at the rate prevailing at the commencement of the (provisional) suspension of payments or the bankruptcy. In addition, foreign currency amounts may have to be converted into euro for enforcement purposes.

  (E)
  Under the Dutch rules of corporate benefit, financial assistance and fraudulent preference, the validity of a legal act (such as the execution of an agreement or the giving of guarantees or security) performed by the Dutch Entities may be contested. In particular:

  a)
  Under the Dutch rules of corporate benefit the validity of a legal act performed by a Dutch guarantor may be contested by such guarantor or the public receiver in its bankruptcy, if as a result its objects (doel) are transgressed and the counter-party was aware of the transgression or, without personal investigation, should have been so aware. It is noted that the giving of a guarantee must be for a legitimate purpose of the company giving the guarantee and must reasonably considered to be in the (corporate) interest of that company. If Dutch courts were to find that a guarantee were not so given, they may hold that guarantee to be (partially) void and unenforceable.

  b)
  if a legal act performed by a Dutch Entity is prejudicial to the interests of its creditors, the validity of such legal act may in certain circumstances be contested by such creditors or the public receiver in the bankruptcy of such Dutch Entity.

  (F)
  In the Works Council Advice the Works Council rendered a positive advice on the granting of guarantees and security by the Dutch Companies from time to time in the future if so requested in connection with financial arrangements to be entered into by the CHC Helicopter Corporation and its subsidiaries. On the basis of the Works Council Advice Request, the Works Council Advice, the Works Council Letter and the Management Certificate, the granting of the Guarantees would in our view fall within the scope of the advice given on future guarantees in the Works Council Advice, since in accordance with the Works Council Advice Request and the Works Council Advice the management of the Dutch Companies (i) has informed the Works Council on the entering into of the Guarantees and (ii) has confirmed in its Works Council Notice that the granting of the Guarantees will not have a negative effect on the employees of the Dutch Companies, which view is also supported by the statements made by the managing director of Schreiner Aviation Groep B.V. in the Management Certificate.

        This legal opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matters in connection with the Documents or otherwise. This legal opinion is given subject to, and may only be relied upon on, the express condition that (i) Van Doorne N.V. is the exclusive contracting party, (ii) in respect of Dutch legal concepts, which are expressed in this legal opinion in English terms, the original Dutch terms shall prevail, (iii) this legal opinion shall be governed by, and construed in accordance with, Dutch law, (iv) all disputes arising from or in connection with this legal opinion shall be submitted to the exclusive jurisdiction of, and shall be exclusively decided by, the competent court in Amsterdam, without prejudice to the right of appeal and appeal to the Supreme Court, and that (v) our liability in respect of this legal opinion shall be limited to the amount which can be claimed under the professional liability insurance(s) taken out by us, increased by the amount which we have to bear as our own risk pursuant to the terms of such insurance(s).

        This legal opinion is given for your sole benefit in this particular matter and the context specified herein. It may not, without our prior written consent, be transmitted or otherwise disclosed to or relied upon by third parties, nor may it be referred to in other matters or any other context or be quoted or made public in any way, except that this legal opinion may be referred to as a condition to the consummation of the transactions contemplated by the Transaction Documents. We however consent to the filing of this legal opinion as Exhibit 5.7 to the Registration Statement. We do not, by giving this consent or otherwise, concede that we are within the category of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated under the Securities Act, or that we are "experts" in relation to any matters relating to the Indenture, the Outstanding Notes, the

Exchange Notes, the Exchange Offer or the Registration Statement, other than those matters governed by the laws of The Netherlands.

Yours faithfully,

/s/ VAN DOORNE N.V. Van Doorne N.V.

SCHEDULE

        CORPORATE DOCUMENTS (the "Corporate Documents")

  CHC Netherlands B.V.

a)
a copy of the Deed of Incorporation of CHC Netherlands B.V., dated 13 January 2004 (the "CHC Deed of Incorporation");

b)
the Articles of Association (statuten) of CHC Netherlands B.V. as amended on 16 March 2004 (the "CHC Articles of Association");

c)
an extract in respect of CHC Netherlands B.V. from the Commercial Register (Handelsregister), dated 16 February 2004 updated by an extract dated 27 April 2004 (together: the "CHC Extract");

d)
a copy of the resolutions of the Board of Managing Directors (bestuur) of CHC Netherlands B.V., dated 20 April 2004 (the "CHC Management Board Resolutions");

e)
a copy of the resolutions of the General Meeting of Shareholders of CHC Netherlands B.V., dated 20 April 2004 (the "CHC Shareholders Resolutions" and together with the CHC Management Board Resolutions: the "CHC Corporate Resolutions");

  Schreiner Luchtvaart Groep B.V.

f)
a copy of the Deed of Incorporation of Schreiner Luchtvaart Groep B.V., dated 17 October 1952 (the "SLG Deed of Incorporation");

g)
the Articles of Association (statuten) of Schreiner Luchtvaart Groep B.V. as amended on 19 April 2004 (the "SLG Articles of Association");

h)
an extract in respect of Schreiner Luchtvaart Groep B.V. from the Commercial Register (Handelsregister), dated 19 February 2004 updated by an extract dated 27 April 2004 (together: the "SLG Extract");

i)
a copy of the resolutions of the Board of Managing Directors (bestuur) of Schreiner Luchtvaart Groep B.V., dated 20 April 2004 (the "SLG Management Board Resolutions");

j)
a copy of the resolutions of the Board of Supervisory Directors (Raad van Commissarissen) of Schreiner Luchtvaart Groep B.V., dated 20 April 2004 (the "SLG Supervisory Board Resolutions");

k)
a copy of the resolutions of the General Meeting of Shareholders of Schreiner Luchtvaart Groep B.V., dated 20 April 2004 (the "SLG Shareholders Resolutions" and together with the SLG Management Board Resolutions and the SLG Supervisory Board Resolutions: the "SLG Corporate Resolutions");

l)
a letter from the managing director of Schreiner Luchtvaart Groep B.V. to the works council of Schreiner Luchtvaart Groep B.V. dated 3 March 2004 (the "Works Council Advice Request");

m)
a letter from the works council of Schreiner Luchtvaart Groep B.V. to the managing director of Schreiner Luchtvaart Groep B.V. dated 24 March 2004 (the "Works Council Advice");

n)
a letter from the managing director of Schreiner Luchtvaart Groep B.V. to the works council of Schreiner Luchtvaart Groep B.V. dated 8 April 2004 (the "Works Council Letter");

o)
a management certificate from the managing director of Schreiner Luchtvaart Groep B.V. in respect of the Works Council Advice Request, the Works Council Advice and the Works Council Letter dated 8 April 2004 (the "Management Certificate");

  Capital Aviation Services B.V.

p)
a copy of the Deed of Incorporation of Capital Aviation Services B.V., dated 7 September 2000 (the "CAS Deed of Incorporation");

q)
the Articles of Association (statuten) of Capital Aviation Services B.V. as amended on 24 December 2003 (the "CAS Articles of Association");

r)
an extract in respect of Capital Aviation Services B.V. from the Commercial Register (Handelsregister), dated 19 February 2004 updated by an extract dated 27 April 2004 (together: the "CAS Extract");

s)
a copy of the resolutions of the Board of Managing Directors (bestuur) of Capital Aviation Services B.V., dated 20 April 2004 (the "CAS Management Board Resolutions");

t)
a copy of the resolutions of the General Meeting of Shareholders of Capital Aviation Services B.V., dated 20 April 2004 (the "CAS Shareholders Resolutions" and together with the CAS Management Board Resolutions: the "CAS Corporate Resolutions");

  Schreiner Aircraft Maintenance B.V.

u)
a copy of the Deed of Incorporation of Schreiner Aircraft Maintenance B.V., dated 2 October 1987 (the "SAM Deed of Incorporation");

v)
the Articles of Association (statuten) of Schreiner Aircraft Maintenance B.V. as amended on 19 April 2004 (the "SAM Articles of Association");

w)
an extract in respect of Schreiner Aircraft Maintenance B.V. from the Commercial Register (Handelsregister), dated 19 February 2004 updated by an extract dated 27 April 2004 (together: the "SAM Extract");

x)
a copy of the resolutions of the Board of Managing Directors (bestuur) of Schreiner Aircraft Maintenance B.V., dated 20 April 2004 (the "SAM Management Board Resolutions");

y)
a copy of the resolutions of the General Meeting of Shareholders of Schreiner Aircraft Maintenance B.V., dated 20 April 2004 (the "SAM Shareholders Resolutions" and together with the SAM Management Board Resolutions: the "SAM Corporate Resolutions");

  Luchtvaartmaatschappij Schreiner Airways B.V.

z)
a copy of the Deed of Incorporation of Luchtvaartmaatschappij Schreiner Airways B.V., dated 31 March 1967 (the "LSA Deed of Incorporation");

aa)
the Articles of Association (statuten) of Luchtvaartmaatschappij Schreiner Airways B.V. as amended on 19 April 2004 (the "LSA Articles of Association");

bb)
an extract in respect of Luchtvaartmaatschappij Schreiner Airways B.V. from the Commercial Register (Handelsregister), dated 19 February 2004 updated by an extract dated 27 April 2004 (together: the "LSA Extract");

cc)
a copy of the resolutions of the Board of Managing Directors (bestuur) of Luchtvaartmaatschappij Schreiner Airways B.V., dated 20 April 2004 (the "LSA Management Board Resolutions");

dd)
a copy of the resolutions of the General Meeting of Shareholders of Luchtvaartmaatschappij Schreiner Airways B.V., dated 20 April 2004 (the "LSA Shareholders Resolutions" and together with the LSA Management Board Resolutions: the "LSA Corporate Resolutions");

  Schreiner Onroerend Goed B.V.

ee)
a copy of the Deed of Incorporation of Schreiner Onroerend Goed B.V., dated 17 September 1996 (the "SOG Deed of Incorporation");

ff)
the Articles of Association (statuten) of Schreiner Onroerend Goed B.V. as amended on 19 April 2004 (the "SOG Articles of Association");

gg)
an extract in respect of Schreiner Onroerend Goed B.V. from the Commercial Register (Handelsregister), dated 19 February 2004 updated by an extract dated 27 April 2004 (together: the "SOG Extract");

hh)
a copy of the resolutions of the Board of Managing Directors (bestuur) of Schreiner Onroerend Goed B.V., dated 20 April 2004 (the "SOG Management Board Resolutions");

ii)
a copy of the resolutions of the General Meeting of Shareholders of Schreiner Onroerend Goed B.V., dated 20 April 2004 (the "SOG Shareholders Resolutions" and together with the SOG Management Board Resolutions: the "SOG Corporate Resolutions");

  Schreiner Northsea Helicopters B.V.

jj)
a copy of the Deed of Incorporation of Schreiner Northsea Helicopters B.V., dated 21 October 1965 (the "SNH Deed of Incorporation");

kk)
the Articles of Association (statuten) of Schreiner Northsea Helicopters B.V. as amended on 19 April 2004 (the "SNH Articles of Association");

ll)
an extract in respect of Schreiner Northsea Helicopters B.V. from the Commercial Register (Handelsregister), dated 19 February 2004 updated by an extract dated 27 April 2004 (together: the "SNH Extract");

mm)
a copy of the resolutions of the Board of Managing Directors (bestuur) of Schreiner Northsea Helicopters B.V., dated 20 April 2004 (the "SNH Management Board Resolutions");

nn)
a copy of the resolutions of the General Meeting of Shareholders of Schreiner Northsea Helicopters B.V., dated 20 April 2004 (the "SNH Shareholders Resolutions" and together with the SNH Management Board Resolutions: the "SNH Corporate Resolutions");

  Handelmaatschappij Schreiner & Co B.V.

oo)
a copy of the Deed of Incorporation of Handelmaatschappij Schreiner & Co B.V., dated 30 March 1973 (the "HSC Deed of Incorporation");

pp)
the Articles of Association (statuten) of Handelmaatschappij Schreiner & Co B.V. as amended on 19 April 2004 (the "HSC Articles of Association");

qq)
an extract in respect of Handelmaatschappij Schreiner & Co B.V. from the Commercial Register (Handelsregister), dated 19 February 2004 updated by an extract dated 27 April 2004 (together: the "HSC Extract");

rr)
a copy of the resolutions of the Board of Managing Directors (bestuur) of Handelmaatschappij Schreiner & Co B.V., dated 20 April 2004 (the "HSC Management Board Resolutions");

ss)
a copy of the resolutions of the General Meeting of Shareholders of Handelmaatschappij Schreiner & Co B.V., dated 20 April 2004 (the "HSC Shareholders Resolutions" and together with the HSC Management Board Resolutions: the "HSC Corporate Resolutions");

  Schreiner Northsea Helicopters C.V.

tt)
a copy of the limited partnership agreement (c.v. akte) of Schreiner Northsea Helicopters C.V., dated 1 November 1991 (the "SNHCV Deed of Incorporation");

uu)
an extract in respect of Schreiner Northsea Helicopters C.V. from the Commercial Register (Handelsregister), dated 19 February 2004 updated by an extract dated 27 April 2004 (together: the "SNHCV Extract");

vv)
a copy of the resolutions of the partners (vennoten) of Schreiner Northsea Helicopters C.V., dated 20 April 2004 (the "SNHCV Partners Resolutions");

ww)
a copy of the resolutions of the partners (vennoten) of Schreiner Northsea Helicopters C.V., dated 20 April 2004 (the "SNHCV General Partner Resolutions" and together with the SNHCV Partners Resolutions: the "SNHCV Corporate Resolutions");

  TRANSACTION DOCUMENTS (the "Transaction Documents")

xx)
an executed of the Indenture;

yy)
an executed copy of the Registration Statement.

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  Exhibit 5.7
SCHEDULE